                                                            REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       UNITED STATES SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                     13-2518270
(State or other jurisdiction                                 (I.R.S. Employer
of organization or incorporation)                            Identification No.)

150 GLOVER AVENUE, NORWALK, CONNECTICUT                      06856
(Address of principal                                        (Zip Code)
executive offices)


                         1996 EMPLOYEE STOCK OPTION PLAN

                            (Full title of the plan)

                                Thomas R. Bremer
                    Senior Vice President and General Counsel
                       United States Surgical Corporation
                                150 Glover Avenue
                           Norwalk, Connecticut 06856

                                 (203) 845-1000
          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                       PROPOSED                 PROPOSED
                                                       MAXIMUM                  MAXIMUM
  TITLE OF                     AMOUNT                  OFFERING                 AGGREGATE            AMOUNT OF
  SECURITIES TO BE             TO BE                   PRICE                    OFFERING             REGISTRATION
  REGISTERED                   REGISTERED              PER SHARE*               PRICE*               FEE*
-----------------------------------------------------------------------------------------------------------------
  COMMON STOCK,
  PAR VALUE
  $ .10 PER SHARE              2,500,000 SHARES        $33.25                   $83,125,000          $25,189.39
-----------------------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457 only for purposes of calculating the registration fee, based upon the average of the high and low price per share on June 5, 1997, as reported by the New York Stock Exchange.

         There are also registered hereunder such additional indeterminate number of shares as may be issued as a result of the adjustment provisions of the Plan.

PART II

         Item 3. Incorporation of Documents by Reference.

The following documents filed by United States Surgical Corporation, a Delaware Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

1.       Annual Report on Form 10-K for the year ended December 31, 1996.

2.       Current Report on Form 8-K filed March 18, 1997.

3.       Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

4. The description of the Company's Common Stock, par value $ .10 per share, contained in the Form 8-B Registration Statement declared effective by the Commission on August 3, 1990.

All other reports and documents subsequently filed by the Company with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsels.

         Thomas R. Bremer, Senior Vice President and General Counsel for the Company, whose opinion is provided in connection with this Registration Statement, may be deemed to own beneficially 266,377 shares of the Company's common stock.

         Item 6. Indemnification of Directors and Officers.

Subject to certain procedures and limitations set forth therein, the Delaware General Corporation law permits the Company to indemnify any person against expenses (including attorney's fees), judgments, fines and settlements actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding in which such person was, is, or is threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, if he acted in good faith and in a
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manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Company's By-laws generally state that the Company's officers, directors, employees and agents shall be provided the indemnification permitted under the Delaware statute.

The Company maintains a directors and officers liability insurance policy which provides for the payment of certain liabilities and expenses and for reimbursement to the Company of indemnification payments made by the Company to its officers and directors.

         Item 7. Exemption From Registration Claimed.

         Not Applicable


         Item 8. Exhibits.

         (4)      (a)      Certificate of Incorporation filed March 14, 1990.
                           Exhibit 3 (a) to registrant's Form 8-B declared effective August 3, 1990.*

                  (b) 1996 Employee Stock Option Plan filed as Exhibit 10(d) to registrant's Form 10-K for the year ending December 31,1996.*

         (5)               Opinion of Thomas R. Bremer - Filed herewith.

         (15)              Letter re unaudited interim financial information -
                           Filed herewith.

         (23)     (a)      Consent of Deloitte & Touche LLP - Filed herewith.

                  (b)      Consent of Thomas R. Bremer - Included in Exhibit 5.

         (24)              Power of Attorney- Filed herewith.

-------------------------------
         * Previously filed as indicated and incorporated by reference. Exhibits incorporated by reference are located in S.E.C. File No. 1- 9776.
-------------------------------

         Item 9. Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section 10
(a) (3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

                  (2) That, for the purpose for determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the

                                       3
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Corporation's annual report pursuant to section 13 (a) or section 15 (d) of the
Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Norwalk, State of Connecticut, on the 10th day of June, 1997.

                       UNITED STATES SURGICAL CORPORATION
                                  (Registrant)

                                    By: /s/ Thomas R. Bremer
                                        -------------------------------------
                                    Thomas R. Bremer
                                    Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                                     DATE
---------                -----                                     ----

_*______________________ Chairman of the Board,                    June 10, 1997
(Leon C. Hirsch)           and Chief Executive Officer
                           (Principal Executive Officer)
                           and Director

_*______________________ Director                                  June 10, 1997
(Julie K. Blake)


*_______________________ Director                                  June 10, 1997
(John A. Bogardus, Jr.)

*_______________________ Director                                  June 10, 1997
(Thomas R. Bremer)

*_______________________ Director                                  June 10, 1997
(Turi Josefsen)

*_______________________ Director                                  June 10, 1997
(Douglas L. King)

*_______________________ Director                                  June 10, 1997
(William F. May)

_______________________  Director
(James R. Mellor)

*_______________________ Director                                  June 10, 1997
(Barry D. Romeril)

*_______________________ Director                                  June 10, 1997
(Howard M. Rosenkrantz)


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SIGNATURE                TITLE                                     DATE
---------                -----                                     ----


*_______________________ Director                                  June 10, 1997
(Marianne Scipione)

*_______________________ Director                                  June 10, 1997
(John R. Silber)

*_______________________ Senior Vice President and                 June 10, 1997
(Richard A. Douville)      Chief Financial Officer
                           (Principal Financial Officer)

*______________________  Vice President and Controller             June 10, 1997
(Joseph C. Scherpf)        (Principal Accounting Officer)


*By Power of Attorney


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                                  EXHIBIT INDEX



Exhibit No.                Item                                         Location
-----------                ----                                         --------


     5                     Opinion of Thomas R. Bremer

     15                    Letter re unaudited interim financial information

     23(a)                 Consent of Deloitte & Touche LLP

     24                    Power of Attorney